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As filed with the Securities and Exchange Commission on August 30, 2013

Registration No. 333-172846

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 8
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REEF OIL & GAS DRILLING AND INCOME FUND, L.P.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	32-0388630 (IRS Employer Identification Number)

1901 N. Central Expressway, Suite 300
Richardson, Texas 75080
(972) 437-6792
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service: Michael J. Mauceli Reef Oil & Gas Partners, L.P. 1901 N. Central Expressway, Suite 300 Richardson, Texas 75080 (972) 437-6792	Copy to: Ted Schweinfurth Baker & McKenzie LLP 2001 Ross Avenue, Suite 2300 Dallas, Texas 75201 (214) 978-3000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of securities to the public:
From time to time after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 8 is being filed solely for the purpose of amending and restating Part II of this Registration Statement on Form S-1 (File No. 333-172846), and no changes are being made to the preliminary prospectus that forms a part of the Registration Statement. Accordingly, the preliminary prospectus has been omitted from this filing.

 PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered, other than underwriting:

SEC registration fee	$26,200
FINRA filing fee	34,250
Printing expenses	178,000	*
Accounting fees and expenses	900,000	*
Legal fees and expenses	700,000	*
Blue sky fees and expenses	150,000	*
Miscellaneous	50,000	*

Total	$2,038,450	*

*
Estimated

Item 14.    Indemnification of Directors and Officers

        Article VI, Section 6.4 of the partnership agreement filed herewith, pursuant to which the partnership of Registrant was formed, provides that the managing general partner shall have no liability to the Partnership or its partners for any loss suffered which arises out of any action or inaction of the managing general partner if (i) the managing general partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, (ii) the managing general partner was acting on behalf of or performing services for the Partnership, and (iii) such course of conduct did not constitute negligence or misconduct of the managing general partner. Section 6.4 provides that the managing general partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided the conditions set forth in the foregoing clauses (i), (ii) and (iii) are satisfied.

        The managing general partner will be indemnified to the limit of the insurance proceeds and tangible net assets of the Partnership. Section 6.4 provides that the managing general partner may be indemnified for liabilities arising under Federal and State Securities Laws only if (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the partnership agreement and (ii) in which plaintiffs claim they were offered or sold units. In any claim for indemnification for federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission and the respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

        Section 6.4 of the partnership agreement further provides that the Partnership will not incur the cost of the portion of any insurance that insures the managing general partner against any liability as to which the managing general partner is prohibited from being indemnified by the partnership agreement.

        Pursuant to Section 7.2 of the partnership agreement, the managing general partner has agreed to indemnify the additional general partners for obligations related to casualty and business losses that exceed available insurance coverage and partnership assets. Such indemnification will not be available to any additional general partner if the obligations incurred result from the negligence or misconduct of such additional general partner or the contravention of the terms of the partnership agreement by such additional general partner.

        The broker-dealer agreement, filed herewith, contains provisions (Section 8(b)) by which each of the broker-dealer agrees to indemnify the managing general partner and the Partnership for liabilities arising from statements or omissions made in this Registration Statement in reliance on written information furnished by the broker-dealer and for liabilities arising from the failure of the broker-dealer to comply with federal or state securities laws.

Item 15.    Recent Sales of Unregistered Securities

        None.

Item 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit No.	Description of Exhibit
1.1	Form of Dealer Manager Agreement**
1.2	Form of Soliciting Dealer Agreement**
3.1	Certificate of Formation, dated September 6, 2012**
3.2	Amendment to Certificate of Formation, dated February 7, 2013**
3.3	Form of Limited Partnership Agreement (included as Appendix A to the prospectus filed as a part of this Registration Statement)**
5.1	Opinion of Baker & McKenzie LLP as to legality of the securities being registered**
8.1	Form of Opinion of Baker & McKenzie LLP as to various tax matters (included as Appendix D to the prospectus filed as a part of this Registration Statement)**
10.1	Form of Escrow Agreement with Wilmington Trust, National Association**
23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1** and 8.1**)
23.2	Consent of BDO USA, LLP**
24.1	Powers of Attorney**

*
Filed herewith.

**
Previously filed.
  (b)
  Financial Statement Schedules: None.

Item 17.    Undertakings

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

  (4)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (c)
  Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d)
  The registrant undertakes to provide to the Partners the financial statements required by Form 10-K for the first full year of operations of the Partnership.

  (e)
  The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Partners. Each sticker supplement should disclose all compensation and fees received by the managing general partner(s) and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

  (f)
  The registrant undertakes to send to each limited partner and additional general partner at least on an annual basis a detailed statement of any transactions with the managing general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the managing general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Partners at least once each quarter after the distribution period of the offering has ended.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on August 30, 2013.

REEF OIL & GAS DRILLING AND INCOME FUND, L.P., A TEXAS LIMITED PARTNERSHIP (Registrant)
By:	Reef Oil & Gas Partners, L.P., its Managing Partner
	By:	Reef Oil & Gas Partners, GP, LLC, its general partner
		By:	/s/ MICHAEL J. MAUCELI Michael J. Mauceli Manager

 INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
1.1	Form of Dealer Manager Agreement**
1.2	Form of Soliciting Dealer Agreement**
3.1	Certificate of Formation, dated September 6, 2012**
3.2	Amendment to Certificate of Formation, dated February 7, 2013**
3.3	Form of Limited Partnership Agreement (included as Appendix A to the prospectus filed as a part of this Registration Statement)**
5.1	Opinion of Baker & McKenzie LLP as to legality of the securities being registered**
8.1	Form of Opinion of Baker & McKenzie LLP as to various tax matters (included as Appendix D to the prospectus filed as a part of this Registration Statement)**
10.1	Form of Escrow Agreement with Wilmington Trust, National Association**
23.1	Consent of Baker & McKenzie LLP (included in Exhibits 5.1** and 8.1**)
23.2	Consent of BDO USA, LLP**
24.1	Powers of Attorney**

*
Filed herewith.

**
Previously filed.

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EXPLANATORY NOTE
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
INDEX TO EXHIBITS